Exhibit 99.1

PLBY Group Reports Fourth Quarter & Full Year 2020

Financial Results

Fiscal Year 2020 Revenue Up 89% Year-Over-Year to $148 Million

Fourth Quarter 2020 Revenue Up 118% Year-Over-Year to $46 Million

Recent Business Combination Adds $100 Million of Cash to Balance Sheet

LOS ANGELES, CA – March 23, 2021 – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today provided financial results for the fourth quarter and full year 2020.

Ben Kohn, Chief Executive Officer of PLBY Group, stated, “I’m thrilled with our fourth quarter and full year 2020 performance. Despite the headwinds of the pandemic, our globally diversified operations achieved fourth quarter revenue of $46 million, a 118% year-over-year increase, and full year revenue of $148 million, an 89% year-over-year increase. Our revenue growth accelerated across the business, driven by our expansion of direct-to-consumer digital commerce sales, and 20% annual growth of our highly profitable licensing business.”

Mr. Kohn continued, “2020 was an early, but pivotal, first step toward unlocking the tremendous potential value of our platform. With our successful business combination and public listing now complete, and the accretive acquisition of Lovers, a leading sexual wellness omni-channel retailer, we are in a strong position to aggressively expand in our four key categories of focus–sexual wellness, style and apparel, gaming and lifestyle, and beauty and grooming.  The business is off to a great start in 2021 and we are raising our outlook to project revenue to exceed $200 million this year.  As a high-growth consumer lifestyle company, we are focused first and foremost on continuing to accelerate our revenue growth to deliver substantial long-term value for our shareholders.”

Financial Highlights

•	Revenue up 89% year-over-year to $147.7 million in 2020, and 118% to $46.3 million in the fourth quarter.
•	Operating income improved year-over-year by $19.6 million to $13.6 million in 2020, and improved by $8.7 million in the fourth quarter to $4.9 million.
•	Net loss narrowed year-over-year by $18.3 million to $5.3 million in 2020, and net loss narrowed year-over-year by $5.5 million to $0.5 million in the fourth quarter of 2020.

•	Adjusted EBITDA in 2020 was $28.3 million and was $6.5 million in the fourth quarter of 2020. Fourth quarter EBITDA included $2.2 million of out-of-period expenses.

Subsequent Events

Following the fourth quarter of 2020 and Playboy’s successful business combination with Mountain Crest Acquisition Corp., PLBY Group was listed on NASDAQ on February 11, 2021 and held more than $100 million of unrestricted cash. The Company completed the accretive acquisition of omni-channel retailer Lovers for $25 million on March 1, 2021. Management believes such acquisition bolsters PLBY Group’s growth strategy in the sexual wellness category with an owned distribution platform, superior merchandising and leadership, and strong product innovation capabilities.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m., Eastern Time, on March 23, 2021 to discuss its 2020 full year and fourth quarter results. The live conference call can be accessed by dialing (833) 471-0882 from within the U.S. or (914) 987-7714 internationally, both using conference I.D. code 4989609. Alternatively, participants may access the live webcast on the PLBY Group, Inc. Investor Relations website at https://www.plbygroup.com/investors under “Events & Presentations”.

About PLBY Group, Inc.

PLBY Group connects consumers around the world with products, services, and experiences to help them look good, feel good, and have fun. PLBY Group serves consumers in four major categories: Sexual Wellness, Style & Apparel, Gaming & Lifestyle, and Beauty & Grooming. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable, iconic brands in the world, driving more than $3 billion in global consumer spend annually across 180 countries. Learn more at http://www.plbygroup.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of the business combination and the Lovers acquisition.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of COVID-19 pandemic on the Company’s business (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the business combination, recent acquisitions or any proposed transactions disrupt the Company’s current plans and operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefit from them; (4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to the business combination; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s business and the timing of expected business milestones; and (10) other risks and uncertainties indicated from time to time in the definitive proxy statement relating to the business combination, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:

Investors: investors@plbygroup.com

Media: press@plbygroup.com

PLAYBOY ENTERPRISES, INC.

Consolidated Statements of Operations

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	Unaudited	Unaudited	Unaudited	Audited
Net revenues	$46,327	$21,239	$147,662	$78,110
Costs and expenses:
Cost of sales	(22,632)	(12,352)	(73,180)	(37,742)
Selling and administrative expenses	(18,506)	(12,418)	(59,863)	(45,399)
Related-party expenses	(250)	(255)	(1,007)	(1,005)
Total costs and expenses	(41,388)	(25,025)	(134,050)	(84,146)
Operating income (loss)	4,939	(3,786)	13,612	(6,036)
Nonoperating income (expense):
Investment income	-	43	30	225
Interest expense	(3,390)	(3,341)	(13,463)	(14,225)
Gain from settlement of convertible note	1,454	-	1,454	-
Gain from bargain purchase	-	1,483	-	1,483
Other, net	87	(66)	168	(173)
Total nonoperating expense	(1,849)	(1,881)	(11,811)	(12,690)
Income (loss) before income taxes	3,090	(5,667)	1,801	(18,726)
Provision for income taxes	(3,602)	(351)	(7,072)	(4,850)
Net income (loss) and comprehensive income (loss)	(512)	(6,018)	(5,271)	(23,576)
Net income (loss) attributable to redeemable noncontrolling interest	-	-	-	-
Net income (loss) and comprehensive income (loss) attributable to Playboy Enterprises, Inc.	$(512)	$(6,018)	$(5,271)	$(23,576)

Playboy Enterprises, Inc.
 Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,
	2020	2019
ASSETS	Unaudited	Audited
Current assets:
Cash and cash equivalents	$13,430	$27,744
Restricted cash	2,130	963
Receivables, net of allowance for doubtful accounts of $233 and $302, respectively	6,601	6,153
Inventories, net	11,788	11,750
Stock receivable	4,445	0
Prepaid expenses and other current assets	8,822	7,224
Total current assets	47,216	53,834
Property and equipment, net	5,203	5,932
Trademarks and trade name	336,655	335,934
Goodwill	504	504
Other intangible assets, net	2,377	3,052
Contract assets, net of current portion	7,159	7,391
Other noncurrent assets	13,013	12,004
Total assets	$412,127	$418,651
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,678	$7,859
Payables to related parties	-	5
Accrued salaries, wages, and employee benefits	4,870	4,603
Deferred revenues, current portion	11,159	9,857
Long-term debt, current portion	4,470	3,182
Convertible promissory notes	6,230	13,500
Other current liabilities and accrued expenses	18,556	22,143
Total current liabilities	53,963	61,149
Deferred revenues, net of current portion	43,792	41,734
Long-term debt, net of current portion	154,230	157,810
Deferred tax liabilities, net	74,909	72,288
Other noncurrent liabilities	2,422	576
Total liabilities	329,316	333,557
Commitments and contingencies
Redeemable noncontrolling interest	(208)	(208)
Stockholders’ equity:
Common stock, $0.01 par value; 10,000,000 shares authorized at December 31, 2020 and 2019; 5,646,993 shares issued at December 31, 2020 and 2019; 3,681,185 shares outstanding at December 31, 2020 and 2019	36	36
Treasury stock, at cost: 1,965,808 shares at December 31, 2020 and 2019	(38,455)	(38,455)
Additional paid-in capital	199,454	196,466
Accumulated deficit	(78,016)	(72,745)
Total stockholders’ equity	83,019	85,302
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$412,127	$418,651

EBITDA Reconciliation

This release presents the financial measure earnings before interest, taxes, depreciation and amortization, or “EBITDA”, and Adjusted EBITDA, which are not financial measures under the accounting principles generally accepted in the United States of America (“GAAP”). The most directly comparable measure for these non-GAAP financial measures is net income. The Company has included below adjusted financial information, which presents the Company’s results of operations after excluding interest, taxes, depreciation, amortization, stock-based compensation, reduction in force expenses, management fees and expenses, transaction expenses and certain other non-recurring items.

Company management uses the non-GAAP financial measures presented herein to evaluate the Company’s performance. Company management finds it useful to use financial measures that do not include the adjustments noted above. While the Company may have these types of items and charges in the future, Company management believes that they are not reflective of the day-to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, and that may obscure the trends and financial performance of the Company's core business. In the case of “Adjusted EBITDA”, Company management believes the exclusion of goodwill impairment, interest, taxes, depreciation, amortization, and stock-based compensation is a very common measure utilized in the investment community and it helps Company management benchmark its operations and results with the industry.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measure. Management encourages readers to rely upon the GAAP numbers, but includes the non-GAAP financial measures as supplemental metrics to assist readers. The limitation associated with using these non-GAAP financial measures is that these measures exclude items that impact the Company’s current period operating results. This limitation is best addressed by using these non-GAAP financial measures in combination with “net income (loss)” (the most comparable GAAP measure) because the non-GAAP financial measures do not reflect items that impact current period operating results and may be higher or lower than the most comparable GAAP measure.

The following table provides a reconciliation from net loss to Adjusted EBITDA for the periods indicated:

GAAP Net Income to Adjusted EBITDA Reconciliation
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$(512)	$(6,018)	$(5,271)	$(23,576)
Adjusted for:
Interest expense	3,390	3,341	13,463	14,225
Provision for (benefit from) income taxes	3,602	351	7,072	4,850
Depreciation and amortization	556	663	2,258	3,093
EBITDA	7,036	(1,663)	17,522	(1,408)
Adjusted for:
Stock-based compensation	403	713	2,899	7,368
Reduction in force expenses	364	-	3,165	1,184
Non-recurring items	0	3,885	3,230	4,647
Management fees and expenses	250	255	1,007	1,005
Nonoperating expenses (income)	(1,415)	23	(1,299)	(52)
Transaction expenses	(108)	353	1,771	353
Adjusted EBITDA	$6,530	$3,566	$28,295	$13,097